POWER OF ATTORNEY

      Know all by these presents, that each of the undersigned hereby makes, constitutes and appoints each of Inga Goldbard and Kim Burr, or either of them acting singly, the undersigned's true and lawful attorney-in-fact (each of such persons being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

1. Prepare, execute and submit to the Securities and Exchange Commission
("SEC"), Prime Medicine, Inc. (the "Company"), and/or any national securities exchange on which the Company's securities are listed any and all reports
(including any amendments thereto) the undersigned is required to file with the
SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the
"Exchange Act") or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 ("Rule 144"), with respect to the any security of the
Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144; and

2. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

      The undersigned acknowledges that:

a. This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b. Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

c. Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or
Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act;
and

d. This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

      The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact shall lawfully do or cause to be done by authority of this Power of Attorney.

      This Power of Attorney shall remain in full force and effect until the earlier of (i) the date the undersigned is no longer required to file Forms 4 or
5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned's direct or indirect holdings of or transactions in securities of the Company, (ii) the date the Attorney-in-Fact is no longer employed by GV Management Company, L.L.C.
or an affiliate thereof, or (iii) the date the undersigned revokes this Power of
Attorney in a signed writing delivered to the Attorney-in-Fact. This Power of
Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

      IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 17th day of April, 2023.

Alphabet Holdings LLC

By: /s/ Kathryn W. Hall
Name:  Kathryn W. Hall
Title: Secretary

XXVI Holdings Inc.

By: /s/ Kathryn W. Hall
Name:  Kathryn W. Hall
Title: Assistant Secretary

Alphabet Inc.

By: /s/ Kathryn W. Hall
Name:  Kathryn W. Hall
Title: Assistant Secretary